EXHIBIT 10.2

APPLICATION SERVICE PROVIDER AGREEMENT

THIS AGREEMENT made as of Tuesday, November 25, 2003.

BETWEEN:

Bloorcom Incorporated, a corporation incorporated under the laws of  Canada having its offices at G 12202 – 86th Avenue, Surrey, British Columbia;

(“Bloorcom”)

AND:

La Senza Inc., a corporation incorporated under the laws of Canada, having its offices at 1608 St. Regis Blvd., Dorval, Québec;

(the “Customer”)

ARTICLE 1-SCOPE OF SERVICES

1.1 Description of Service.

1.1.1 Access to Software. Bloorcom has used an open source code software (the “Original Software”) for its development of, and is the developer and owner of, or has rights to, certain web-based software (the “Software”) and content to be provided to customers over the internet in accordance with the specifications attached hereto as Schedule A; such Software, its related content and any related documentation provided by Bloorcom, and the means used to provide the Software to customers and the services described herein are collectively referred to as the “Service”. Subject to Customer’s payment of the applicable fees set forth in the “Bloorcom Payment Schedule” and Customer's compliance with the terms of this Agreement, Customer, its subsidiaries, and affiliates, its  employees (“Licensed Users”) shall have the right to access and use the Service solely for Customer’s and its subsidiaries’ and affiliates E-commerce business purposes. Customer’s clientele shall have the right to access and use the service solely for the sale of Customer’s, subsidiaries’, and affiliates’ goods and services.  Bloorcom will issue to one Licensed User (“Customer Administrator”) an individual logon identifier and password (“Administrator Logon”) for purposes of administering the Service. Using the Administrator's Logon, the Customer Administrator shall assign each Licensed User a unique logon identifier and password and provide such information to the Licensed Users and Bloorcom via the Service. Customer shall not permit any individual or entity that is not a Licensed User to use the Service. Customer shall be responsible to ensure, by agreement or otherwise, that each Licensed User will: (a) be responsible for the security and/or use of his or her logon identifier and password; (b) not disclose such logon identifier or password to any person or entity; (c) not permit any other person or entity to use his or her logon identifier or password; (d) use the Service only in accordance with the terms and conditions of this Agreement and on the web site from which the Service is accessed. Bloorcom shall have the right, in its sole discretion, to deactivate, change and/or delete passwords of Licensed Users who have violated any such terms or conditions or are otherwise using or accessing the Service in a manner inconsistent with such terms and conditions. Customer shall also be responsible for any and all costs and expenses incurred through the use of each Licensed User's logon

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identifier and password and for any access or use of the Service by Customer or any person or entity using a password, whether or not such access or use has been authorized by Customer. Customer shall be solely responsible for ensuring that the access to the Service by a Licensed User who is no longer an employee of Customer or an affiliate of Customer is terminated. Bloorcom shall have no responsibility for managing, monitoring, and/or overseeing Customers and its Licensed Users' use of the Service. Customer acknowledges that the Service may contain devices to monitor Customer’s compliance with the restrictions contained herein and Customer’s obligations hereunder.

1.1.2 Operating Environment. Customer is solely responsible for acquiring, installing, operating and maintaining the hardware (excluding the hardware acquired by Bloorcom on behalf of Customer which was needed to provide the Service) and software environment necessary to access and use the Service remotely via the Internet.

1.1.3 Changes to Service. Bloorcom may upgrade, modify, change or enhance the Service and convert Customer to a new version thereof at any time in its sole discretion, provided that the functionality of the Software is not reduced.

1.1.4 Help Desk. Between the hours of 8:00 a.m. and 4:00 p.m., Pacific Standard Time (excluding statutory holidays), Bloorcom shall make available to Customer by email a help desk that Customer may email to report any problems with the Service. The help desk email address is support@bloorcom.com. The Help Desk is always subject to clause 1.1.5 below.

1.1.5 Availability of the Service. Bloorcom shall exercise best efforts to keep the Service available twenty-four (24) hours a day, seven (7) days a week, or 99.9% active, subject to downtime for maintenance purposes, which will occur during non-critical time periods and will not exceed two (2)  hours per month, system outages and other circumstances beyond Bloorcom’s control. The parties acknowledge that, since the Internet is neither owned nor controlled by any one entity, Bloorcom makes no guarantee that any given user will be able to access the Service at any given time. There are no assurances that access will be available at all times and uninterrupted, and Bloorcom shall not be liable to Customer for any unavailability of the Service. Notwithstanding the foregoing, Customer will receive a credit against future Monthly Payments of the Fees (or a refund where the downtime or period(s) where Customer was unable to generate revenue using the Service occurs during the last month of the term of this Agreement) equal to a pro rata portion of the Monthly Usage Fee for the period(s) of downtime or for the period(s) when Customer is unable to generate revenue using the Service.

1.1.6 Bandwidth.  Bloorcom shall provide 328 Gigabits (G) of total Bandwidth, or data transfer, per calendar month between its data center and Licensed Users, and Customer’s clientele.  Additional Bandwidth shall be provided to Customer at Bloorcom’s then-current Bandwidth, rates not to exceed $1.50 CDN per G

1.1.7 Security.  Bloorcom shall provide a 128-bit Secure Socket Layer (SSL) “Super Cert” digital certificate valid for two (2) calendar years from the Service Activation date scheduled to be November 17, 2003 in accordance with the specifications attached hereto as Schedule B.  If possible, Bloorcom shall transfer the certificate to the Customer if the Customer does not renew the term of this Agreement.

1.1.8 Web Analytics.  Bloorcom shall make available third party, Web Analytics software for Customer’s internal use.

1.1.9 Dedicated Services.  Bloorcom shall provide 3 (three) new, dedicated server machines for Customer’s use.

1.1.10 Software Source Code Escrow.  Bloorcom and Customer hereby agree to execute the source code escrow agreement annexed hereto as Schedule E, pursuant to which the source code and related materials relating to the Software will be placed in escrow. The said software source code

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escrow agreement will provide for a release of the escrowed materials to the Customer, for certain limited purposes set out therein, upon the occurrence of any of the following events:

(a)

if Bloorcom becomes bankrupt or insolvent (as such terms are defined in the Bankruptcy and Insolvency Act (Canada)), makes an assignment for the benefit of its creditors or attempts to avail itself of any applicable statute relating to insolvent debtors; or if Bloorcom winds-up, dissolves, liquidates or takes steps to do so or otherwise ceases to function as a going concern or is prevented from reasonably performing its duties hereunder; or if a receiver or other custodian (interim or permanent) of any of the assets of Bloorcom is appointed by private instrument or by court order or if an execution or other similar process of any court becomes enforceable against Bloorcom or its assets or if a seizure or distress is made against Bloorcom’s assets or any part thereof;

(b)

if the Service is unavailable as required by the first sentence of Section 1.1.5 for a consecutive 12 hour period or for a non-consecutive period of 12 hours in any calendar month (not including scheduled maintenance time); or

(c)

if the Service is available as required by the first sentence of Section 1.1.5 but does not function in a manner acceptable to the Customer, acting reasonably, and same is not remedied within 48 hours following written notice by the Customer to Bloorcom.

ARTICLE 2-USE OF THE SERVICE

2.1 Scope of Use. Subject to the terms and conditions of this Agreement, including, without limitation, Section 2.2 hereof and Customer's payment of all applicable Fees, Bloorcom hereby grants to Customer a limited, a non-exclusive, non-assignable, non-sublicensable, non-transferable license (the “License”), during the Term, to access and use the Service remotely over the Internet, for Customer's and its subsidiaries’ and affiliates’ internal business purposes only, on a computer or a computer network operated by a Licensed User, by an unlimited number of Licensed Users and only using the logon identifiers and passwords provided to Bloorcom for such Authorized Users for such use.

2.2 Restrictions. Customer and its Licensed Users shall not: (a) copy the Service or any portion thereof or permit unauthorized disclosure or copying of all or any part of the Service other than as required to use the Service remotely as intended by this Agreement; (b) translate, decompile or create or attempt to create, by reverse engineering or otherwise, the source code from the object code of the Service; (c) modify, adapt, translate or create a derivative work from the Service; (d) remove any proprietary notices, labels, or marks on the Service; or (e) sell, lease, loan, license, assign, sublicense, rent, transfer, publish, disclose, divulge, display, make available to third parties on a time-sharing or service bureau basis or otherwise make available for the benefit of third parties all or any part of the Service, including, without limitation, by transmitting or providing the Service, or any portion thereof, over the Internet, or otherwise, to any third party; (f) interfere or attempt to interfere with the Service in any way; (g) remove, obscure or alter any copyright notice, trademark or other proprietary rights notices affixed to or contained within the Service; (h) create any frames at any other web sites pertaining to or using any of the information provided through the Service or links to the Service; or (i) engage in or allow any action involving the Service that is inconsistent with the terms and conditions of this Agreement or those on the web site from which the Service is accessed.

ARTICLE 3-FEES AND PAYMENT TERMS

3.1 Fees. Customer shall pay Bloorcom: (a) on a monthly basis, the amounts set forth within the “Bloorcom Payment Schedule” (the "Usage Fee"), and (b) within thirty (30) days of receipt of invoice, other charges set forth below (collectively, the "Fees"). The Usage Fees shall be due on the first of each month set out on the “Bloorcom Payment Schedule”. Customer shall, in addition to the Fees required hereunder, pay all applicable sales, use, transfer or other taxes and all duties, whether international, national, state or local, however designated, which are levied or imposed by reason of

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the transaction(s) contemplated hereby, excluding, however, income taxes on net profits which may be levied against Bloorcom. Customer shall reimburse Bloorcom for the amount of any such taxes or duties paid or accrued directly by Bloorcom as a result of this transaction or the use of the Service by Customer or Users. If Customer fails to pay any Fees within fifteen (15) business days of the date they are due, Customer shall be liable to pay late fees for billed amounts at a rate of 7.5% per annum and the Service may, at Bloorcom’s discretion, be suspended until all outstanding Fees have been paid.  Subject to the other terms and conditions herein, all Fees shall be non-refundable.

3.2 Time-and-Materials Service. If Customer requests and Bloorcom agrees to provide, services that are outside the scope of the Service, such services shall be provided at Bloorcom’s then-current hourly service rates, not to exceed $100.00 CDN per hour.

ARTICLE 4-REPRESENTATIONS AND WARRANTIES

4.1 Warranties. Each party (the “Representing Party”) represents and warrants to the other that: (a) it has the authority to enter this Agreement and to perform its obligations under this Agreement; (b) the execution and performance of this Agreement does not and will not violate any agreement to which the Representing Party is a party or by which it is otherwise bound; and (c) when executed and delivered, this Agreement will constitute a legal, valid and binding obligation of the Representing Party, enforceable in accordance with its terms. In addition to the foregoing: Bloorcom warrants that the Software and any upgrades, modifications, changes, or enhancements thereto provided as part of the Service will materially conform to the applicable then-current documentation when used in the operating environment in accordance with the documentation, that all professional services will be performed by Bloorcom in timely and professional matter, by qualified personnel, that Bloorcom will not disclose, sell or transfer any data relating to the Customer’s clients, and that Bloorcom is authorized to use and/or sublicense the Software and any third party software used in connection with the Service. In the event that the Software or any third party software provided by Bloorcom which is part of the Service fails to perform in accordance with this warranty, Customer shall promptly inform Bloorcom of such fact, and, as Customer’s sole and exclusive remedy Bloorcom shall either: (x) repair or replace the Service to correct any defects in the Software or such third party software provided by Bloorcom without any additional charge to Customer, or (y) terminate this Agreement and provide Customer, as Customer’s sole and exclusive remedy, with a refund equal to six (6) monthly payments of the Usage Fee paid by Customer to Bloorcom . Customer represents and warrants to Bloorcom that Customer and its Licensed Users (i) will use the Service only for lawful purposes; (ii) will not interfere with, disrupt or place an undue burden or demand on the Service or the servers or networks involved with the operation of the Service or violate the regulations, policies or procedures of such networks; (iii) attempt to gain unauthorized access to the Service, other accounts, computer systems or networks connected to the Service, through any other means; or (iv) interfere with another user's use and enjoyment of the Service.

The current documentation for the Software is attached hereto as Schedule C.

4.2 Export Restrictions. Customer represents and warrants that it and all Licensed Users will comply with all applicable laws, rules and regulations in the jurisdiction from which they access the Service, including those laws, rules and regulations which apply to the access, import, use and export of controlled technology or other goods. Customer also agrees that it and all Licensed Users will comply with the applicable laws, rules and regulations of the jurisdiction from which Bloorcom operates the Service (currently, Canada).

4.3 Warranty Disclaimer. CUSTOMER ACKNOWLEDGES THAT, EXCEPT AS PROVIDED HEREIN, THE SERVICE IS PROVIDED HEREUNDER WITH NO WARRANTY WHATSOEVER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE SERVICE IS PROVIDED SOLELY ON AN “AS-IS” BASIS. BLOORCOM MAKES, AND CUSTOMER RECEIVES, NO WARRANTIES, EXPRESS, IMPLIED, OR OTHERWISE. BLOORCOM EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, MERCHANTABLE QUALITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE, AND/OR NONINFRINGEMENT AND ALL DUTIES AND OBLIGATIONS IMPLIED IN LAW. BLOORCOM DOES NOT

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WARRANT THAT THE SERVICE SHALL FUNCTION OR OPERATE IN CONJUNCTION WITH ANY OTHER PRODUCT.

ARTICLE 5-LIMITATION OF LIABILITY

5.1 General. EXCEPT IN THE CASE OF A BREACH OF ARTICLE 6 OF THIS AGREEMENT, IN NO EVENT SHALL BLOORCOM, ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE FOR ANY CONSEQUENTIAL, EXEMPLARY, SPECIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST REVENUE, LOST PROFITS OR ANTICIPATED BUSINESS ARISING FROM OR RELATING TO THIS AGREEMENT, THE SUBJECT MATTER HEREOF OR THE SERVICE, INCLUDING WITHOUT LIMITATION, DAMAGES ARISING FROM LOSS OF INFORMATION OR DATA OR FROM QUALITY OF WORK, HOWEVER CAUSED (EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES). THE AGGREGATE LIABILITY OF BLOORCOM WITH RESPECT TO ANY DAMAGES INCURRED IN ANY ONE YEAR PERIOD IN THE TERM FOR ANY OTHER DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT, THE SUBJECT MATTER HEREOF, OR THE SERVICE, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, SHALL NOT EXCEED SIX MONTHLY PAYMENTS OF THE USAGE FEE RECEIVED BY BLOORCOM FROM CUSTOMER RELATING TO ITS USE OF THE SERVICE DURING SUCH ONE YEAR PERIOD. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTIONS OR CLAIMS IN THE AGGREGATE INCLUDING WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION, CLAIMS FOR FAILURE TO EXERCISE DUE CARE IN THE PERFORMANCE OF BLOORCOM’S SERVICES HEREUNDER, AND OTHER TORTS.  CUSTOMER AND BLOORCOM EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE LIMITATIONS AND EXCLUSIONS CONTAINED HEREIN REPRESENT THE PARTIES' AGREEMENT AS TO THE ALLOCATION OF RISK BETWEEN THE PARTIES IN CONNECTION WITH BLOORCOM’S OBLIGATIONS UNDER THIS AGREEMENT. THE PAYMENTS PAYABLE TO BLOORCOM IN CONNECTION HEREWITH REFLECT THIS ALLOCATION OF RISK AND THE EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES HEREIN.

5.2 Indemnification. Customer agrees to defend, indemnify and hold harmless Bloorcom and its directors, officers, employees and agents with respect to any claim, demand, action, debt, loss, liability, cost and expense (including reasonable attorneys' fees, costs and expenses) arising from breach of this Agreement, and Bloorcom’s Acceptable Use Policy, or any of the representations, warranties, obligations, covenants or agreements herein by Customer or its subsidiaries and affiliates, or by any of the agents, employees or Licensed Users thereof, or in connection with use of the Service by or through Customer or it subsidiaries and affiliates or any Licensed User whether or not such use was authorized by Customer. Subject to the term of Section 5.1, Bloorcom shall indemnify, defend, and hold harmless Customer and its affiliates and the directors, officers, employees and agents of the foregoing with respect to any claim, demand, action, debt, loss, liability, cost and expense (including reasonable attorneys' fees, costs and expenses) arising from breach of this Agreement or any of the representations, warranties, obligations, covenants or agreements herein by Bloorcom or by any of its directors, officers, employees or agents or  to the extent based upon any third party claim (an “Infringement Claim”) that the Service infringes any copyright, patent, trademark, trade secret or other intellectual property right of any third party; provided, however, that Bloorcom shall have no obligation pursuant to the foregoing to the extent based on or related to (i) any use of the Service in violation of this Agreement, (ii) any use of the Service in conjunction with any product, data, hardware or software not provided by or through Bloorcom, or (iii) any data or information of Customer or its affiliates. The foregoing states the entire liability of Bloorcom with respect to any Infringement Claim, and Customer hereby expressly waives any other obligations or liabilities.

In the event that an injunction shall be obtained against the Customer’s use of the Service (or part thereof) by reason of an Infringement Claim or if, in Bloorcom’s opinion, the Service (or any part thereof) is likely to become the subject of an Infringement Claim, Bloorcom will, at its sole option and expense, either (a) obtain for Customer the right to continue using the Service (or part thereof) or (b) replace or modify such Service (or part thereof) so that it becomes non infringing.

5.3 Indemnification Procedures. A Party seeking indemnification hereunder (an “Indemnified Party”) shall give the Party from whom indemnification is sought (the “Indemnifying Party”): (i)

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reasonably prompt notice of the relevant claim; provided, however, that failure to provide such notice shall not relieve the Indemnifying Party from its liability or obligation hereunder except to the extent of any material prejudice directly resulting from such failure; (ii) reasonable cooperation, at the Indemnifying Party’s expense, in the defense of such claim; and (iii) the right to control the defense and settlement of any such claim; provided, however, that the Indemnifying Party shall not, without the prior written approval of the Indemnified Party, settle or dispose of any claims in a manner that affects the Indemnified Party’s rights or interest. The Indemnified Party shall have the right to participate in the defense at its own expense.

ARTICLE 6-CONFIDENTIAL INFORMATION

6.1 Confidential Information. The Service and information relating thereto and the business affairs or proprietary and trade secret information of Bloorcom relating to the Service and information relating to the business affairs or proprietary and trade secret information of Customer and information regarding Customer’s sales and individual customers’ transactions in oral, graphic, written, electronic or machine readable form is herein referred to as “Confidential Information.”

6.2 Non-Disclosure. The parties shall hold confidential all Confidential Information (as defined in Section 6.1) of the other party and shall not disclose or use such Confidential Information without the express written consent of such party. Confidential Information shall be protected by the parties with the same degree of care as the parties use for their own confidential information, but no less than reasonable care. The parties may disclose Confidential Information only to those of its employees and representatives who have a need to know the Confidential Information for purposes of performing or exercising rights granted under this Agreement and only to the extent necessary to do so. At any time upon the request of a party, the other party shall promptly, at the option of the requesting party, either return or destroy all (or, if such party so requests, any part) of the Confidential Information previously disclosed and all copies thereof, and the other party shall certify in writing as to its compliance with the foregoing. The parties agree to secure and protect the Confidential Information in a manner consistent with the maintenance of the other parties’ rights therein and to take appropriate action by instruction or agreement with its Licensed Users, employees or representatives to satisfy its obligations hereunder. Each party shall use its best efforts to assist the other party in identifying and preventing any unauthorized access, use, copying or disclosure of the Confidential Information, or any component thereof. Without limitation of the foregoing, each party shall advise the other party immediately in the event that it learns or has reason to believe that any person has violated or intends to violate these confidentiality obligations or the proprietary rights of the other party, and it will, at its expense, cooperate with the other party in seeking injunctive or other equitable relief in the name of the other party against any such person. Confidential Information shall not include information which can be demonstrated by a party: (i) to have become part of the public domain except by an act or omission or breach of this Agreement on the part of such party, its employees, or agents; (ii) to have been supplied to such party after the time of disclosure without restriction by a third party who is under no obligation to  the other party to maintain such information in confidence; or (iii) required to be disclosed by law or court order, provided that the other party is provided a reasonable opportunity to prevent such disclosure, and, in the event of a disclosure, that  it applies best efforts to ensure that available confidentiality protections are applied to such information.

6.3 Passwords. Any and all logon identifiers and passwords provided hereunder are deemed Confidential Information of Bloorcom, Customer and Licensed Users are responsible for maintaining the confidentiality of such logon identifiers and passwords and shall be fully responsible for all activities that occur under such logon identifiers and passwords. Customer agrees to (a) immediately notify Bloorcom of any unauthorized use of such logon identifiers or passwords or any other breach of security pertaining to the Service, and (b) ensure that Licensed Users exit from their accounts at the end of each session. Bloorcom can not and will not be liable for any loss or damage arising from Customer's or any Licensed User's failure to comply with this Section 6.3.

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ARTICLE 7-PROPRIETARY RIGHTS

7.1 Proprietary Rights. No right (except for the License right granted in Article 2), title or interest in any intellectual property or other proprietary rights are granted or transferred to Customer hereunder. Bloorcom and its third-party licensors and service providers retain all right, title and interest, including, without limitation, all patent, copyright, trade secret and all other intellectual property and proprietary rights, inherent in and appurtenant to the Service.

7.2 Customer Proprietary Rights and Branding. No right, title or interest in any intellectual property or other proprietary rights of the Customer content on the web site are granted or transferred to Bloorcom hereunder. Customer and its third-party licensors retain all right, title and interest, including, without limitation, all patent, copyright, trade secret and all other intellectual property and proprietary rights, inherent in such content. Bloorcom will, with Customer’s authorization and assistance incorporate Customer’s name, logos and trademarks in the web site to satisfy the Customer’s requirements.  The Customer shall have ultimate control over the use of the Customer’s brand within the web site.

ARTICLE 8-TERM AND TERMINATION

8.1 Term; Termination. The term of this Agreement (the "Term") shall commence on November 19, 2003 and shall continue for an initial term expiring on January 31, 2005 , unless terminated earlier or renewed as set forth herein, and shall automatically renew for additional one (1) year terms.   The terms of this Agreement will continue to be in full force and effect during any renewal term, except that commencing after the second renewal term, Bloorcom may notify the Customer not less than 90 days prior to any renewal term of an increase in the Fees to be charged during the next renewal term and the new Fee rate will commence as of the first day of the next renewal term unless otherwise agreed to in writing by Bloorcom and the Customer.  The Customer has the right to terminate this Agreement by giving notice of non-renewal not less than 60 days prior to commencement of the first or second renewal term.  From and after the expiration of the second renewal term, if exercised, the Customer may terminate this Agreement at any time during the term of the then current renewal term by providing Bloorcom with at least sixty (60) days prior written notice of termination.

Bloorcom may  terminate this Agreement and the Service in the event that: (a) Customer or any Licensed User materially breaches any obligation, warranty, representation or covenant under this Agreement and fails to remedy such breach within thirty (30) days  following receipt of written notice of such breach from Bloorcom , (b) Customer becomes insolvent or is unable to pay its debts as due, enters into or files (or has filed or commenced against it) a petition, arrangement, action or other proceeding seeking relief or protection under the bankruptcy laws of Canada or similar laws of any other jurisdiction and fails to set aside such proceedings within thirty (30) days or (c) Customer has not used the Service for a consecutive six (6) month period. If  payment is not received by Bloorcom within ten (10) days following receipt of written notice of default from Bloorcom, Bloorcom reserves the right to either suspend or terminate Customer’s or Licensed User’s access to the Service. Upon termination or expiration of this Agreement for any reason, the License and the Service shall terminate, Customer will be obligated to pay any and all Fees due hereunder up through the date of such termination or expiration and neither party shall have any further obligations to the other party. Sections 2.2, 4.1, 4.3, 5, 6, 7, 8, and 9 hereof shall survive the expiration or termination of this Agreement for any reason.

The Customer may terminate this Agreement in the event that (a) Bloorcom materially breaches any obligation, warranty, representation or covenant under this Agreement or any of its Schedules and fails to remedy such breach within thirty (30) days following receipt of written notice of such breach from Bloorcom; or (b) if Bloorcom fails to meet any milestones in any timetable forming part of any implementation or other Schedule to be attached hereto.

Notwithstanding anything to the contrary contained herein, in the event of any  termination of this Agreement or its Schedules by the Customer, Bloorcom shall not be entitled to any unpaid Fees which

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may be payable to Bloorcom pursuant to this Agreement and its Schedules and the Customer shall cease to use and return to Bloorcom all of its copies of the Software and any documentation relating thereto

ARTICLE 9-MISCELLANEOUS

9.1 Notices. Any written notice required or permitted to be delivered pursuant to this Agreement will be in writing and will be deemed delivered: (a) upon delivery if delivered in person; (b) three (3) business days after deposit in the Canadian mail, registered or certified mail, return receipt requested, postage prepaid; (c) upon transmission if sent via telecopier/facsimile, with a confirmation copy sent via overnight mail; (d) one (1) business day after deposit with a national overnight courier; (e) upon transmission if sent via e-mail with a telecopy/facsimile sent the same day, in each case addressed as follows (or to such other address as may be specified upon notice):

If to BLOORCOM:

Bloorcom Incorporated
Attn: Rahim Jivraj, CEO
Suite 708
1155 W Pender St
Vancouver, BC  V6E 2P4

Fax: (604) 502-7791
E-Mail: rahim.jivraj@bloorcom.com

If to Customer:

La Senza Inc.
Attn:  Joel Teitelbaum
1608 St. Regis Blvd.
Dorval, QC  H9P 1H6

Fax: (514) 684-7448
E-Mail: joelt@lasenza.com

With a Copy to:

Gail Caplan, General Counsel
1608 St. Regis Blvd.,
Dorval, Quebec H9P 1H6

Fax: (514) 684-7448
E-Mail: gcaplan@lasenza.com

9.2 Governing Law and Venue. This Agreement, and all the rights and duties of the parties arising from or relating in any way to the subject matter of this Agreement shall be governed by, construed and enforced in accordance with the laws of the Province of British Columbia. Any suit or proceeding relating to this Agreement shall be brought in the courts, province and federal, located in Greater

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Vancouver, Province of British Columbia.

9.3 Assignment. Customer will not assign or otherwise transfer this Agreement, in whole or in part, nor delegate or subcontract any of its rights or obligations hereunder, without Bloorcom’s prior written consent, which consent shall not be unreasonably withheld or unduly delayed.  No consent shall be required to assign or transfer this Agreement in whole or in part to an affiliate or to a purchaser of all or substantially all of the assets of the Customer.  Not withstanding any assignment, the Customer shall continue to be bound by the provisions of this agreement.

9.4 Force Majeure. Neither party shall have any liability to the other or to third parties for any failure or delay in performing any obligation under this Agreement due to circumstances beyond its reasonable control including, without limitation, acts of God or nature, actions of the government, fires, floods, strikes, civil disturbances or terrorism, or power, communications, satellite or network failures.

9.5 Modifications. The parties expressly disclaim the right to claim the enforceability or effectiveness of: (a) any amendments to this Agreement that are not executed by an authorized representative of Bloorcom and Customer; (b) any oral modifications to this Agreement; and (c) any other amendments based on course of dealing, waiver, reliance, estoppel or similar legal theory. The parties expressly disclaim the right to enforce any rule of law that is contrary to the terms of this Section.

9.6 Waiver. The failure of either party to enforce, or the delay by either party in enforcing, any of its rights under this Agreement will not be deemed to be a waiver or modification by such party of any of its rights under this Agreement.

9.7 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, such holding shall not affect the validity or enforceability of the other provisions of this Agreement.

9.8 Headings. The headings used herein are for reference and convenience only and shall not enter into the interpretation hereof.

9.9 Publicity. Bloorcom will not use the name of or identify Customer as a Bloorcom customer, in advertising, publicity, or similar materials distributed or displayed to prospective customers without the prior written consent of Customer.

9.10 Entire Agreement. This Agreement (including the Schedules A, B, C, Bloorcom Payment Schedule, Software Development Agreement (with specific reference for ‘Option to Purchase’ and La Senza’s rights in the event of Bloorcom’s insolvency), Bloorcom Acceptable Uses Policy (AUP), and any addenda hereto signed by both parties) contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter.  Schedules A, B, C, Bloorcom Payment Schedule, Schedule D Software Development Agreement (with specific reference for ‘Option to Purchase’ and La Senza’s rights in the event of Bloorcom’s insolvency), Bloorcom Acceptable Uses Policy (AUP), and any addenda hereto signed by both parties form an integral part of this Agreement.

IN WITNESS WHEREOF, the parties have executed the Application Service Provider Agreement by their duly authorized signatories.

/s/ Rahim Jivraj

            /s/ Joel Teitelbaum

CEO

La Senza Inc.

Bloorcom, Inc

Date: November 26, 2003

Date: November 25, 2003

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Bloorcom Payment Schedule “A”

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BLOORCOM ACCEPTABLE USES POLICY (AUP)

Customer agrees to use Bloorcom Services only for lawful purposes, in compliance with all applicable law.  Specific activities that are prohibited include, but are not limited to knowingly, willfully or negligently:

  Threatening harm to persons or property or otherwise harassing behavior.

  Violating Canadian export control laws for software or technical information.

  Misrepresenting or fraudulently representing products/services using Customer’s account.

  Transmission, distribution or storage of any material in violation of any applicable law or regulation.

  Transmission, distribution or storage of any material protected by copyright, trademark, trade secret or other intellectual property right without proper authorization, and material that is obscene, defamatory, an invasion of privacy or constitutes an illegal threat, or is otherwise illegal.

  Facilitating, aiding, or encouraging any of the above activities, whether using Bloorcom’s service by itself or via a third party’s network or service.

Email

Sending unsolicited email messages, including, without limitation, commercial advertising and informational announcements, is explicitly prohibited.  Customer will not use another site's mail server to relay mail without the express permission of the site. It is strictly forbidden to send out unsolicited email from any other network that advertises, promotes or in any way points to a location inside Bloorcom’s network.

System and Network Security

Customer is prohibited from utilizing Bloorcom services to compromise the security or tamper with system resources or accounts on computers at Bloorcom’s premises or at any third party site.

Specific activities that are prohibited include, but are not limited to knowingly, wilfully or negligently:

  Use or distribution of tools designed for compromising security.

  Unauthorized access to or use of data, systems or networks, including any attempt to probe, scan or test the vulnerability of a system or network or to breach security or authentication measures without express authorization of the owner of the system or network.

  Unauthorized monitoring of data or traffic on any network or system without express authorization of the owner of the system or network.

  Deliberate attempts to overload a system and broadcast attacks.

  Forging of any TCP-IP packet header or any part of the header information in an email or a newsgroup posting.

  Intentionally or negligently transmitting files containing a computer virus or corrupted data.

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Violation

Bloorcom, in its sole discretion, acting reasonable, will determine what action will be taken in response to a violation on a case-by-case basis.  Violation of this AUP could also subject Customer to criminal or civil liability.  If Bloorcom believes, in its sole discretion, acting reasonably, that a violation of this AUP has occurred, such action may also include, but is not limited to, temporary or permanent blocking of access to Customer’s Bloorcom Powered Site “BPS”, and the suspension or termination of Customer’s services under this Agreement.  Bloorcom may involve and will also fully cooperate with law enforcement authorities in investigating suspected lawbreakers.  If Bloorcom believes, in its sole discretion, acting reasonably, that a violation of this AUP has occurred, Bloorcom will take reasonable steps to rectify any such violation.  Where possible, Bloorcom will provide the Customer with written notice of such violation and will not take any action against Customer unless Customer fails to remedy such violation within fifteen (15) days of receipt of such notice of violation.

  Bloorcom reserves the right to modify this AUP at any time with reasonable notice to the Customer.
Customer is responsible for all use of the BPS by itself, its employees and any of those for whom it is responsible at law whether such use is with or without the consent of Customer.

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